PBF Energy June 2017 1

This presentation contains forward-looking statements made by PBF Energy Inc. (“PBF Energy”), the indirect parent of PBF Logistics LP (“PBFX”, or “Partnership”, and together with PBF Energy, the “Companies”, or “PBF”), and their management teams. Such statements are based on current expectations, forecasts and projections, including, but not limited to, anticipated financial and operating results, plans, objectives, expectations and intentions that are not historical in nature. Forward-looking statements should not be read as a guarantee of future performance or results, and may not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking statements are based on information available at the time, and are subject to various risks and uncertainties that could cause the Companies’ actual performance or results to differ materially from those expressed in such statements. Factors that could impact such differences include, but are not limited to, changes in general economic conditions; volatility of crude oil and other feedstock prices; fluctuations in the prices of refined products; the impact of disruptions to crude or feedstock supply to any of our refineries, including disruptions due to problems with third party logistics infrastructure; effects of litigation and government investigations; the timing and announcement of any potential acquisitions and subsequent impact of any future acquisitions on our capital structure, financial condition or results of operations; changes or proposed changes in laws or regulations or differing interpretations or enforcement thereof affecting our business or industry; actions taken or non-performance by third parties, including suppliers, contractors, operators, transporters and customers; adequacy, availability and cost of capital; work stoppages or other labor interruptions; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; inability to complete capital expenditures, or construction projects that exceed anticipated or budgeted amounts; ability to consummate potential acquisitions, the timing for the closing of any such acquisition and our plans for financing any acquisition; unforeseen liabilities associated with any potential acquisition; inability to successfully integrate acquired refineries or other acquired businesses or operations; effects of existing and future laws and governmental regulations, including environmental, health and safety regulations; and, various other factors. Forward-looking statements reflect information, facts and circumstances only as of the date they are made. The Companies assume no responsibility or obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information after such date. See the Appendix for reconciliations of the differences between the non-GAAP financial measures used in this presentation, including various estimates of EBITDA, and their most directly comparable GAAP financial measures. Safe Harbor Statements

 Second most complex independent refiner with geographically diverse footprint  Crude and feedstock optionality provides access to most economic input slate  Strategic relationship with PBF Logistics (NYSE:PBFX) provides growth partnership  Long and successful history of executing accretive acquisitions and driving growth  Proven track record of investing in organic, margin-improvement projects  Targeting self-help projects to enhance margin capture and increase commercial flexibility  Focused internal investment to drive growth and enhance margins  Maintain conservative balance sheet and strong liquidity  Access to low cost-of-capital through strategic PBFX relationship • Drop-downs generate cash proceeds to reinvest/de-lever at PBF  Refining and Logistics segments provide dual growth platforms  Optimize refining profitability  Diversify logistics footprint through organic growth and third-party transactions Attractive Asset Base PBF – A Compelling Investment Proven Track Record Disciplined Allocation of Capital Future Growth Opportunities 3

Attractive Asset Diversification and Growth  PBF's core strategy is to operate safely, reliably and responsibly  Pursue disciplined growth strategy through strategic refining and logistics acquisitions  Diversified asset base with five refineries and 884,000 barrels per day of processing capacity • Second most complex refining system with 12.2 Nelson Complexity Region Throughput Capacity (bpd) Nelson Complexity Mid-continent 170,000 9.2 East Coast 370,000 12.2 Gulf Coast 189,000 12.7 West Coast 155,000 14.9 Total 884,000 12.2 Source: Company reports 0 500 1,000 1,500 2,000 2,500 V LO P S X M P C T S O P B F H F C A LJ C V I D K US Independent Refiners by Throughput Capacity Paulsboro Toledo Chalmette Torrance PADD 2 PADD 3 PADD 5 Delaware City PADD 4 PADD 1 4

 Completed first turnaround under PBF ownership in February of 2017  Investing ~$100 million in margin improvement projects • Restarting idled reformer, hydrotreater and light-ends recovery plant to upgrade unfinished naphtha to high-value clean products • New crude storage project will improve crude flexibility, reduce vessel demurrage and provide opportunity for increased clean product exports (reducing RIN exposure)  Increasing margin capture through chemicals and asphalt production  Advancing third-party logistics opportunities  USGC 2-1-1 benchmark crack • (–2)*(LLS) + 1*(GC 87 Gasoline) + 1*(GC ULSD) Chalmette Refinery – Optimization Underway 5

Torrance Refinery – Focus on Operations  Margin enhancement • Increased rack throughput to approximately 70% of gasoline yield • Increased rack sales provide higher product netbacks and RINs offset • Optimizing distillate margin contribution through rapid, low-cost opportunities • Successfully entering new markets, including exports  Focus on stable and reliable operations • Executing first major turnarounds in the second quarter of 2017 • Putting the right team in place to execute  Targeting $50 million operating cost reductions over the next two years  LA 4-3-1 benchmark crack • (–4)*(ANS) + 3*(85.5 CARBOB) + 1*(LA CARB Diesel) 6

East Coast and Mid-Continent Operations

Mid-Continent

- **Toledo, Ohio**
  - Processes WTI-based light crude oil and Canadian syncrude which produces a high-value clean product yield including gasoline, ultra-low sulfur diesel and a variety petrochemicals including nonene, xylene, tetramer and toluene
  - Chicago 4-3-1 benchmark crack = (–4)*(WTI) + 3*(Chic CBOB pipe) + .5*(Chic ULSD Pipe) + .5*(USGC Jet Kero 54)

East Coast

- **Paulsboro, New Jersey**
  - Processes a variety of medium and heavy sour crude oils and predominantly produces gasoline, heating oil, aviation jet fuel and lube oils
- **Delaware City, Delaware**
  - Processes a diverse, heavy crude oil slate with a high concentration of high sulfur crudes, making it one of the largest and most complex refineries on the East Coast
- **NYH 2-1-1 benchmark crack = (–2)*(Dated Brent) + 1*(NY RBOB) + 1*(ULSD)**







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PBFX – A Strategic and Valuable Partner

- PBF indirectly owns 100% of the general partner and ~44% of the limited partner interests of PBF Logistics LP (NYSE: PBFX), and 100% of the PBFX incentive distribution rights ("IDRs")
- Stable cash flows supported predominantly by long-term, take-or-pay Minimum Volume Commitments
  - No direct commodity exposure
- Vehicle allows PBF to drop-down logistics assets and utilize proceeds to de-lever and improve liquidity
  - ~$250 million drop-down EBITDA backlog at PBF
  - Third-party acquisitions add incremental growth to PBFX by extending the backlog timeline
- Provides alternative capital source to grow logistics asset base

Summary of Executed Drop-Downs*

Announcement Date	Asset	Projected Annual Net Income ($mm)	Projected Annual EBITDA ($mm)	Gross Sale Price ($mm)
9/15/2014	Delaware City Heavy Crude Unloading Rack	$12	$15	$150
12/2/2014	Toledo Storage Facility	$9	$15	$150
5/15/2015	Delaware City Pipeline / Truck Rack	$12	$14	$143
8/11/2016	Torrance Valley Pipeline Company LLC (50% interest)	$9	$20	$175
	Total	**$42**	**$64**	**$618**

*For reconciliation from EBITDA to Net Income please refer to PBF 8-K filings dated 9/19/14 (p.164); 12/5/14 (p.80); 5/5/15 (p.80) and 9/7/16 (p.201), respectively. EBITDA is a non-GAAP financial measure. See Appendix for additional information.

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PBFX Growing Asset Base is Ideally Situated

- Assets support the operations of the Toledo, Delaware City, Paulsboro and Torrance refineries
  - Approximately 255 million barrels of annual refining capacity
- Strategic third-party acquisitions, such as the East Coast Terminals and Toledo products terminal, allow PBFX to independently grow its revenue base and leverage its relationship with PBF Energy
- Targeting logistics assets for feedstock movement and product distribution that complement existing operations and provide synergies due to proximity to PBF Energy operations
- Developing organic growth opportunities to enhance asset base and diversify revenue streams
- Drop-downs from PBF Energy, as it grows, remain a valuable source of future growth


Mid-Continent Assets
Toledo Storage Facility
Toledo LPG Truck Rack
Toledo Truck Terminal
Toledo Products Terminal
Toledo
Paulsboro
Delaware City
PADD 1
PADD 2
PADD 3
PADD 4
PADD 5
Torrance
Chalmette
West Coast Assets
Torrance Valley Pipeline
East Coast Assets
East Coast Terminals
DC Products Pipeline
DC Truck Rack (Products)
DC Truck Rack (LPG)
DC Rail Terminal
DC West Rack

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Appendix

Our management uses EBITDA (earnings before interest, income taxes, depreciation and amortization) as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our board of directors, creditors, analysts and investors concerning our financial performance. EBITDA is not a presentation made in accordance with GAAP and our computation of EBITDA may vary from others in our industry. EBITDA should not be considered as an alternative to operating income (loss) or net income (loss) as measures of operating performance. In addition, EBITDA is not presented as, and should not be considered, an alternative to cash flows from operations as a measure of liquidity. This presentation includes references to EBITDA and EBITDA attributable to PBFX, which is a non-GAAP financial measure that is reconciled to its most directly comparable GAAP measure in the quarterly and annual reports on Forms 10-Q and 10-K for PBFX. We define EBITDA attributable to PBFX as net income (loss) attributable to PBFX before net interest expense, income tax expense, depreciation and amortization expense attributable to PBFX, which excludes the results attributable to noncontrolling interests and acquisitions from affiliate companies under common control prior to the effective dates of such transactions. With respect to projected MLP-qualifying EBITDA, we are unable to prepare a quantitative reconciliation to the most directly comparable GAAP measure without unreasonable effort, as, among other things, certain items that impact these measures, such as the provision for income taxes, depreciation of fixed assets, amortization of intangibles and financing costs have not yet occurred, are subject to market conditions and other factors that are out of our control and cannot be accurately predicted. Non-GAAP Financial Measures 11